Exhibit 3.44
BYLAWS OF
HISPANIC COALITION, INC.
(now Texas Star Radio, Inc.)
Contents
Art. 1: Offices
1.01 Registered Office and Agent
1.02 Other Offices
Art. 2: Shareholders
2.01 Place of Meetings
2.02 Annual Meeting
2.03 Voting List
2.04 Special Meetings
2.05 Notice
2.06 Quorum
2.07 Majority Vote; Withdrawal of Quorum
2.08 Method of Voting
2.09 Record Date; Closing Transfer Books
2.10 Action Without Meeting
Art. 3: Directors
3.01 Management
3.02 Number; Qualification; Election; Term
3.03 Change in Number
3.04 Removal
3.05 Vacancies
3.06 Election of Directors

1

3.07 Place of Meetings
3.08 First Meetings
3.09 Regular Meetings
3.10 Special Meetings
3.11 Quorum; Majority Vote
3.12 Compensation
3.13 Procedure
3.14 Interested Directors
Art. 4: Hedge Agreement
Art. 5: Notice
5.01 Method
5.02 Waiver
Art. 6: Officers and Agents
6.01 Number; Qualification; Election; Term
6.02 Removal
6.03 Vacancies
6.04 Authority
6.05 Compensation
6.06 President
6.07 Vice-President
6.08 Secretary
6.09 Assistant Secretary
6.10 Treasurer
6.11 Assistant Treasurer
Art. 7: Certificates and Shareholders

7.01 Certificates
7.02 Replacement of Lost or Destroyed Certificates
7.03 Transfer of Shares
Art. 8: General Provisions
8.01 Dividends and Reserves
8.02 Books and Records
8.03 Annual Statement
8.04 Checks and Notes
8.05 Fiscal Year
8.06 Seal
8.07 Indemnification
8.08 Resignation
8.09 Amendment of Bylaws
8.10 Construction
8.11 Table of Contents; Headings
Article 1: Offices
1.01 Registered Office and Agent. The registered office of the corporation shall be at 3500 Maple Avenue, Suite 1310, Dallas TX 75219.
The name of the registered agent at such address is Marcos A. Rodriguez, Sr.
1.02 Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.
Article 2: Shareholders
2.01 Place of Meetings. All meetings of the Shareholders for the election of Directors shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
2.02 Annual Meeting. An annual meeting of the Shareholders, commencing with the year 1990, shall be held each year on a day during the month to be selected by the Board of Directors. If such a day is a legal holiday, then the meeting shall be on the next secular day following. At the meeting, the Shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.
2.03 Voting List. At least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder during the whole time of the meeting.
2.04 Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Board of Directors, of the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.
2.05 Notice. Written or printed notice stating the place, day, and hour or the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might haws been transacted at the meeting as originally notified.
2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person, or by proxy executed in writing by the Shareholder or by his duly authorized Attorney-In-Fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.
2.09 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record data for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the record date to be not less than ten (10) nor more than fifty (50) days prior to the meeting, or the Board of Directors may close the stock transfer books for place, unless (by unanimous consent of the Directors then elected) these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.
3.11 Quorum; Majority Vote. At all meetings of the Board of Directors a majority of he number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.
3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute books of the corporation.
3.14 Interested Directors, Officers and Shareholders.
(a) Validity. Any contract or other transaction between the corporation and any of its Directors, officers or Shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director, Officer or Shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

(b) Disclosure, Approval. The foregoing shall, however, apply only if the interest of each such Director, Officer or Shareholder is known or disclosed:
(1) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or
(2) To the Shareholders and they nevertheless authorize or ratify the contract or transaction by such purpose for a period of not less than ten (10) nor more than fifty (50) days prior to such meeting. In the absence of any action by the board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.
2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and affect as a unanimous vote of the Shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.
2.11 Telephone Meetings. Shareholders, members of the Board of Directors, or members of any committee designated by such board, may participate in and hold a meeting of such Shareholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(2) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.
(c) Non-Exclusive. This provision shall not be construed to validate any contract or transaction which would be valid in the absence of this provision.
Article 4: Hedge Agreement
Any payments, such as, but not limited to salary, commissions, bonus, interest, rent or entertainment reimbursement, which are made to any officers of the corporation, which may be disallowed to the corporation by the Internal Revenue service in whole or in part as a deductible expense for Federal Income Tax purposes, shall be reimbursed by such individuals or officers to the corporation to the full extent of the disallowance, and it shall be the duty of the Board of Directors to enforce payment of such disallowed amount, if any.
Article 5: Notice
5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to Directors or Shareholders, and no provision is construed to mean personal notice, any such notice may be givens (a) in writing, by mail, postage prepaid, addressed to the Director or Shareholder at the address appearing on the books of the corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States Mails.
5.02 Waiver. Whenever by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to Directors or Shareholders, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that that meeting is not lawfully called or convened.
Article 6: Officers and Agents
6.01 Number; Qualification; Election; Term.
(a) The corporation shall have:
(1) A President, a Vice President, a Secretary and a Treasurer, and
(2) Such other Officers (including a Chairman of the Board and additional Vice-Presidents) and assistant officers and agents as the Board of Directors may think necessary.
(b) No officer or agent need be a Shareholder, Director or a resident of Texas.
(c) Officers named in Sec. 6.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer’s term or ‘whenever a vacancy exists. Officers and agents named in Sec. 6.01 (a) (2) may be elected by the Board ‘at any meeting.
(d) Unless otherwise specified by the Board at the time of election or appointment, or in any employment contract approved by the Board, each officer’s and agent’s term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.
(e) Any two or more offices may be held by the same person.
6.02 Removal. Any officer or agent elected or appointed by the Board J Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will :De served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed election or appointment of an officer or agent shall not of itself create contract rights.
6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the board of Directors not inconsistent with these Bylaws.
6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.
6.06 President. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the Shareholders and the Board of Directors. He shall have general and active management of the business and affairs of the corporation and he shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.
6.07 Vice-President. The Vice-Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of they President. They shall perform such other duties and have such other authority and powers au the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
6.08 Secretary.
(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.
(b) He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors,
(c) He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.
(d) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time delegate.
6.09 Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
6.10 Treasurer.
(a) The Treasurer shall have the custody of the corporate funds and securities and shall keep lull and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

(b) He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and oil the financial condition of the corporation.
(c) If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation,, in cases of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
(d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
6.11 Assistant Treasurer. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other authority and powers is the Board of Directors may from time to time prescribe or as the President may from time to time delegate.
Article 7: Certificates and Shareholders
7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered In the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President or a Vice-President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any such officer may be a facsimile.
7.02 Replacement of Lost or Destroyed Certificates. Upon allegation of having been lost or destroyed, any certificate or certificates previously issued by the corporation may be replaced, by direction of the Board of Directors, with the issuance of a new certificate or certificates, upon the making of an affidavit of that fact by the person claiming the loss or destruction. In so doing, the Board of Directors may, in its discretion and as a condition precedent to the issuance: (a) require the owner of the lost certificate, or his legal representative, to advertise the same in such manner as it shall require and/or (b) give the corporation a bond (with a surety or sureties satisfactory to the corporation) in such sum as it may direct, as indemnity against any claim, or expense resulting from any claim, that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

7.03 Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or its transfer agent of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
7.04 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
Article 8: General Provisions
8.01 Dividends and Reserves.
(a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors of any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the Board of Directors.
(b) Record Date. The Board of Directors may fix in advance a record date e for he purpose of determining Shareholders entitled to receive payment of any dividend, the record date to be not more than fifty (50) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.
(c) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.
8.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.
8.03 Annual Statement. The Board of Directors shall present at each annual meeting of Shareholders a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement.

8.04 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or such other person or persons as the Board of Directors may from time to time designate.
8.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
8.06 Seal. The corporate seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.
8.07 Indemnification of Directors and Officers. The corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act., or any other applicable laws as may from time to time be in effect, indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director, Officer, Partner, ventures, Proprietary, Trustee, Employee, Agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by runt in connection with such action, suit or proceeding. The corporation’s obligations under this section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an Officer or Director for indemnification. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, Employee or Agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that ,he is not entitled to be indemnified by the corporation. The corporation’s obligation to indemnify and to prepay expenses under this Section shall arise, and all rights granted to Director, Officers, Employees or Agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the, time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless or when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Articles or Certificate of Incorporation of the corporation, no action taken by the corporation, either by amendment of the Bylaws or the Certificate of Incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification, or prepayment of expenses granted under this Section which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Section shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.
8.08 Resignation. Any Director, Officer, or Agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.09 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.
8.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:
(a) The remainder of these Bylaws shall be considered valid and operative, and
(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.
8.11 Table of Contents; Headings. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed for interpretation.